UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2010
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52782	90-0335743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Waterway Avenue, Suite 300 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

(281)-469-5990
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
8.01	Other Events
9.01	Financial Statement and Exhibits

2.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

Update on Status of Proposed Merger Transaction with American Exploration Corporation

On May 5, 2010, Mainland Resources, Inc. (the "Company" or "Mainland") issued a press release announcing that the Company and American Exploration Corporation ("American Exploration") have each completed, to their satisfaction, respective due diligence investigation of the other party's business and affairs within the 30-day due diligence period contemplated by the Merger Agreement and Plan of Merger dated March 22, 2010 (the "Merger Agreement").

In addition, each party has received a fairness opinion (each, a "Fairness Opinion") of its own independent financial advisor to the effect that, as of the date of the Merger Agreement, the merger is fair from a financial point of view to holders of such party's stockholders (subject to the assumptions, qualifications and limitations relating to such opinion). Each Fairness Opinion sets forth the procedures followed, the assumptions made, qualifications and limitations on the review undertaken, and various other matters, and will be annexed to the joint proxy statement/ prospectus that will be included in a Registration Statement on Form S-4 that Mainland intends to file with the Securities and Exchange Commission to register the securities of Mainland to be issued in exchange for securities of American Exploration.

If the merger is completed, Mainland will be the surviving corporation, and will become vested with all of American Exploration's assets and property.

Each Fairness Opinion will not constitute a recommendation as to how any stockholder should vote on the merger or any matter relevant to the Merger Agreement.

The Company's Board of Directors has adopted a resolution approving the merger on the terms and subject to the conditions of the Merger Agreement, and recommending the merger to the stockholders of the Company. American Exploration has informed the Company that the Special Committee of the Board of Directors of American Exploration has also adopted a resolution approving the merger on the terms and subject to the conditions of the Merger Agreement, and recommending the merger to American Exploration's stockholders.

Under the terms of the Merger Agreement, American Exploration's stockholders will receive one share of Mainland common stock for every four shares of American Exploration common stock they own. The ratio (the "Exchange Ratio") which determines the number of shares of Mainland common stock that are to be issued on completion of the merger for all of the shares of American Exploration common stock previously had been subject to adjustment by good faith negotiation between the parties if required, having regard to (a) the results of the due diligence investigations, and (b) the Fairness Opinions. The Exchange Ratio remains subject to reduction by the shares of American Exploration common stock held by those stockholders, if any, who elect to exercise dissent rights under Nevada law.

The merger remains subject to various conditions, including: the approval of the respective stockholders of each of Mainland and American Exploration; the number of holders of American Exploration common stock exercising dissent rights available to them under Nevada law shall not exceed 5% of the total issued and outstanding shares of American Exploration common stock; the number of holders of Mainland common stock exercising dissent rights available to them under Nevada law shall not exceed 5% of the total issued and outstanding shares of Mainland common stock; and other customary conditions. In addition, each party's obligation to consummate the merger remains subject to the accuracy of the representations and warranties of the other party and material compliance of the other party with its covenants.

3.

A copy of the press release is filed as Exhibit 99.1 hereto.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed merger transaction with American Exploration announced on March 23, 2010, Mainland intends to file relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a Registration Statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the securities of Mainland to be issued in exchange for securities of American Exploration. The Registration Statement will incorporate a joint proxy statement/ prospectus (the "Proxy Statement/Prospectus") that Mainland and American Exploration plan to file with the SEC and mail to their respective stockholders in connection with obtaining stockholder approval of the proposed merger. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Mainland, American Exploration, the merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus when they become available, and other documents filed with the SEC by Mainland and American Exploration, through the web site maintained by the SEC at www.sec.gov. Mainland's security holders will also receive information at an appropriate time on how to obtain these documents free of charge from the Mainland. In any event, documents filed by Mainland with the SEC may be obtained free of charge by contacting the Company at: Mainland Resources, Inc.; Attention: Mr. William Thomas, CFO; 21 Waterway Avenue, Suite 300, The Woodlands, Texas 77380; Facsimile: (713) 583-1162.

Each of Mainland and American Exploration, and their respective directors and executive officers, also may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits.

EXHIBIT NUMBER     DESCRIPTION

99.1     Press release of Mainland Resources, Inc. dated May 5, 2010*

*            Filed herewith.

4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAINLAND RESOURCES, INC.
DATE: May 5, 2010	By: /s/ William D. Thomas William D. Thomas Chief Financial Officer/Treasurer

5.